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                                                                     EXHIBIT 5.1
                                              OPINION OF MORRISON & FOERSTER LLP

                                 July 23, 2001

Razorfish, Inc.
32 Mercer Street, 3rd Floor
New York, New York 10013

      Re: Form S-3 Universal Shelf Registration Statement

Ladies and Gentlemen:

   We have acted as counsel to Razorfish, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of (a ) shares of Class A Common Stock, $.01 par value (the "Common Stock"), (b) shares of preferred stock, $.01 par value (the "Preferred Stock"), (c) unsecured senior or subordinated debt securities of the Company (the "Debt Securities") that will not exceed $5,000,000 in aggregate principal amount and
(d) warrants to purchase Common Stock or Preferred Stock (the "Warrants", with the Common Stock, Preferred Stock and Debt Securities collectively referred to herein as the "Securities"). The Securities are to be issued pursuant to a Registration Statement on Form S-3 originally filed by the Company with the Securities and Exchange Commission (the "Commission") on June 1, 2001 and as amended on July 20, 2001 (as amended, the "Registration Statement").

   In connection with this opinion, we have examined such corporate records, documents and instruments of the Company (individually, a "Document" and, collectively with the Registration Statement, the "Documents") and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Registration Statement. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of the Documents, we have assumed that each party to one or more of the Documents other than the Company has the power and authority (or if such party is an individual, the capacity) to execute and deliver, and to perform and observe the provisions of, the Documents, and has duly authorized, executed and delivered such Documents, and that such Documents constitute the legal, valid and binding obligations of such party.

   The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i)the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii)limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of agreements relating to the Securities, and the effect of judicial decisions that have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under a provision of any agreement relating to the Securities is not material;

(iii)We express no opinion as to the enforceability of the waiver of stay or extension laws to be contained in the Securities;

(iv)the effect of judicial decisions that may permit the introduction of extrinsic evidence to supplement the terms of the Securities or to aid in the interpretation of the Securities;

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(v)We express no opinion as to the enforceability of provisions of the
   Securities that impose, or that are construed as effectively imposing, penalties;

(vi)the enforceability of provisions of the Securities that purport to establish evidentiary standards or make determinations conclusive;

(vii)We express no opinion as to the enforceability of any choice of law provisions contained in the Securities or the enforceability of any provisions that purport to establish a particular court as the forum for adjudication of any controversy relating to the Securities or that purport to cause any party to waive or alter any right to a trial by jury or that waive objection to jurisdiction;

(viii)Except to the extent encompassed by an opinion set forth below with respect to the Company, the effect on the opinions expressed herein of
      (1) the compliance or non-compliance of any party to the Documents with any law, regulation or order applicable to it, including or (2) the legal or regulatory status or the nature of the business of any such party; and

(ix)our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

   Based upon and subject to the foregoing, we are of the opinion that:

      1. The Common Stock, when sold in the manner described in the Registration Statement and all necessary corporate action has been taken in connection therewith, will be legally and validly issued, fully paid and nonassessable.

      2. The Preferred Stock, when (a) the Board has taken all necessary corporate action in connection therewith, including, without limitation the issuance and terms of the Preferred Stock, and related matters and the adoption of a Certificate of Designation relating to the Preferred Stock (the "Preferred Stock Certificate") conforming to the General Corporation Law of the State of Delaware, (b) the Preferred Stock Certificate has been filed with the Secretary of State of the State of Delaware, and (c) sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

      3. With respect to the Debt Securities to be issued when (a) the Board has taken all necessary corporate action in connection therewith, including, without limitation, approving the issuance of and establishing the terms of such Debt Securities, the terms of the offering and related matters, reserving for issuance any Common Stock or Preferred Stock underlying the Debt Securities, and the adoption of Preferred Stock, including the adoption of a Certificate of Designation relating to any Preferred Stock that the Debt Securities may be converted into (as used in this paragraph, the "Designation Certificate") conforming to the General Corporation Law of the State of Delaware, (b) the Debt Securities have been duly executed, (c) any Designation Certificate has been filed with the Secretary of State of the State of Delaware and (d) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Debt Securities will be legal, valid and binding obligations of the Company.

      4. With respect to the Warrants, when (a) one or more agreements (incorporating the form of Warrant Agreement to be filed as Exhibit 4.7 to the Registration Statement or such other provisions as are contained in a document that will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a warrant agent, (b) the Board has taken all necessary corporate action in connection therewith, including, without limitation, approving the terms of the Warrants, reserving for issuance any Common Stock or Preferred Stock underlying the Warrants, and the adoption of a Certificate of Designation relating to any Preferred Stock that the Warrants may be converted into (as used in this paragraph, the "Designation Certificate") conforming to the General Corporation Law of the State of Delaware, (c) the Warrant certificates have been executed and authenticated in accordance with the terms of the appropriate agreement, (d) the Designation Certificate has been filed with the Secretary of State of the State of Delaware and (e) the Warrants have been issued, sold and delivered in the

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   manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Warrants will be legal, valid and binding obligations of the Company.

   In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby, the authorization of the Securities applicable to such Security will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

   We express no opinion as to matters governed by laws of any jurisdiction other than the following as in effect on the date hereof: the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

   We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement and any amendments thereto referred to above in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We also consent to the use of our name in the related prospectus and prospectus supplement under the heading "Legal Matters." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

   This opinion may be relied upon only in connection with the issuance of Securities while the Registration Statement is in effect.

                                      Very truly yours,


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                                      Morrison & Foerster LLP

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